Exhibit 4.2

REGISTERED	$500,000,000

FCS-1	CUSIP 364725 AG 6

GANNETT CO., INC.

Floating Rate Convertible Senior Note Due 2037

GANNETT CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), for value received, hereby promises to pay to CEDE & CO. or registered assigns, at the office or agency of the Company in the Borough of Manhattan, The City of New York, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) on July 15, 2037, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, quarterly on October 15, January 15, April 15 and July 15 of each year, commencing October 15, 2007, on said principal sum at said office or agency, in like coin or currency, at a floating rate of interest determined by the calculation agent as described below, from the date hereof until payment of said principal sum has been made or duly provided for; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Security Register. The interest so payable on any October 15, January 15, April 15 or July 15 will be paid to the person in whose name this Note is registered at the close of business on the first calendar day of the month of the interest payment date.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

WITNESS the original or facsimile seal of the Company and the original or facsimile signatures of its duly authorized officers.

Dated: June 29, 2007

GANNETT CO., INC.

By:
Michael A. Hart Vice President and Treasurer

[Corporate Seal]

Attest:
Todd A. Mayman Vice President, Associate General Counsel, Secretary and Chief Governance Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

GANNETT CO., INC.

Floating Rate Convertible Senior Note Due 2037

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED OFFICER OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO OTHER ENTITY, AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of March 1, 1983 (herein called the “Indenture”), as amended and supplemented, duly executed and delivered by the Company to Citibank, N.A., as trustee. The Indenture, as amended and supplemented, provides that the Company will appoint a trustee under the Indenture with respect to each new series of securities issued under the Indenture. The appointed trustee will serve with respect to only that series, unless the Company specifically appoints them to serve as trustee with respect to any preceding or succeeding series of securities. The Company has appointed Wells Fargo Bank, National Association to serve as trustee (the “Trustee”) with respect to the Securities. Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is designated as the Floating Rate Convertible Senior Notes due 2037 (the “Notes”) of the Company, in the initial aggregate principal amount to $1,000,000,000, except as otherwise provided in the Indenture. The Company may, without the consent of the Holders of the Notes, create and issue additional notes ranking equally with the Notes and otherwise similar in all respects, except for the issue date, so that such further notes shall be consolidated and form a single series with the Notes. These Notes are redeemable as set forth herein and in the Indenture. No sinking fund is provided for the Notes.

Terms used herein which are defined in the Indenture and not defined herein shall have the respective meanings assigned thereto in the Indenture.

The Notes will bear interest at an annual rate equal to 1-month LIBOR, reset monthly,

minus 23 basis points, beginning August 15, 2007, and initially will bear interest at a rate of 5.09% per annum; provided that such rate will never be less than 0% per annum. Interest will be payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on October 15, 2007. Interest on the Notes will accrue from June 29, 2007 or, if interest has already been paid, from the date on which it was most recently paid. The annual rate of interest payable on the Notes will be reset monthly on the fifteenth calendar day of each month commencing on August 15, 2007. If any interest payment date (other than an interest payment date coinciding with the redemption, repurchase or maturity date) of the Notes falls on a day that is not a Business Day, such interest payment date will be postponed to the next succeeding Business Day; provided that, if such Business Day falls in the next succeeding calendar month, the interest payment date will be brought forward to the immediately preceding Business Day. If the redemption, repurchase or maturity date of the Notes would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the redemption, repurchase or maturity date to such next succeeding Business Day. The Company will make each interest payment to persons who are Holders of record of the Notes at the close of business on the immediately preceding January 1, April 1, July 1 and October 1, whether or not such day is a Business Day (the “Record Date”).

Subject to and in compliance with the provisions of the Indenture, a Holder shall have the right to convert the Holder’s Notes into cash, Common Stock or a combination thereof as provided in Article Fourteen of the Indenture. If Notes are converted after a regular Record Date and prior to the opening of business on the next interest payment date, Holders of such Notes at the close of business on the regular Record Date will receive the full amount of interest, if any, payable on such Notes on the corresponding interest payment date notwithstanding the conversion.

In such event, when the Holder surrenders the Note for conversion, the Holder must deliver payment to the Company of an amount equal to the interest payable on the interest payment date on the principal amount to be converted; provided that no such payment need be made (1) if the Company has specified a redemption date or a repurchase date relating to a Change in Control that is after the close of business on a Record Date and on or prior to the interest payment date to which that Record Date relates, (2) if the Company has specified a Change in Control repurchase date that is after a Record Date but on or prior to the next interest payment date or (3) to the extent of any overdue interest if any such interest exists at the time of conversion with respect to such Note.

Interest on the Notes will be computed using the actual number of days elapsed between the LIBOR Rate Reset Dates divided by 360. All percentages resulting from any calculation on the Notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from that calculation on the Notes will be rounded to the nearest cent, with one-half cent being rounded upward. All payments on the Notes will be made, and transfers of Notes will be registrable, at the Trustee’s office in New York, unless the Company designates another place for such purpose.

The term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and

Friday which is not a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close, provided such day is also a London Banking Day.

“1-month LIBOR” means:

•

the rate for one-month deposits in United States dollars commencing on the related LIBOR Rate Reset Date, that appears on Reuters on page LIBOR 01 as of 11:00 a.m., London time, on the LIBOR Determination Date; or

•

if no rate appears on the particular LIBOR Determination Date on Reuters on page LIBOR 01, the rate calculated by the Trustee as the arithmetic mean of at least two offered quotations obtained by the trustee after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Trustee with its offered quotation for deposits in United States dollars for the period of one month, commencing on the related LIBOR Rate Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•

if fewer than two offered quotations referred to in the preceding bullet are provided as requested, the rate calculated by the Trustee as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular LIBOR Determination Date by three major banks in The City of New York selected by the Trustee for loans in United States dollars to leading European banks for a period of one month and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

•	if the banks so selected by the Trustee are not quoting as mentioned in the preceding bullet, 1-month LIBOR in effect on the particular LIBOR Determination Date.

“page LIBOR 01” means the display on Reuters (or any successor service) on such page (or any other page as may replace such page on such service) for the purpose of displaying the London interbank rates of major banks for United States dollars

“LIBOR Determination Date” means the second London Banking Day preceding each LIBOR Rate Reset Date.

“LIBOR Rate Reset Date” means the 15th day of each calendar month of each year commencing on August 15, 2007.

“London Banking Day” means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

Interest will accrue on a monthly basis based on the relevant 1-month LIBOR, but such interest will be payable only on a quarterly basis in arrears on each quarterly interest payment date (and the amount of interest payable on each such quarterly interest payment date will be the aggregate amount of interest accrued, if any, without compounding, for each of the three immediately preceding one-month LIBOR interest periods).

Beginning on July 15, 2008, the Notes are redeemable as a whole at any time, or in part from time to time, at the option of the Company, on not less than 30 calendar days nor more than 60 calendar days notice, in principal amounts of $1,000 and any integral multiple of $1,000, for cash at a price (the “Redemption Price”) equal to 100% of the principal amount of Notes to be redeemed, together with accrued but unpaid interest thereon, if any, up to but not including the redemption date; provided, that if the redemption date occurs after the close of business on a Record Date and on or prior to the interest payment date to which that Record Date relates, the full amount of accrued and unpaid interest will be paid on such interest payment date to the record holder on the relevant Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Notes to be redeemed. Except as provided in this paragraph, Article Twelve of the Indenture shall be applicable to the optional redemption of the Notes by the Company.

On each of July 15, 2008, 2009, 2012, 2017, 2022, 2027 and 2032, a Holder of the Notes shall have the right to require the Company to repurchase all or a portion of the Holder’s Notes pursuant to Section 13.1 of the Indenture. Upon the occurrence of a Change in Control, a Holder of the Securities shall have the right to require the Company to repurchase all or a portion of the Holder’s Notes pursuant to Section 13.2 of the Indenture.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture. Notwithstanding the foregoing, the sole remedy for an Event of Default relating to the failure to comply with the reporting provisions of the Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939 (which relates to the provision of reports), will for the first 270 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate of 0.25% of the principal amount of the Notes.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding (as defined in the Indenture) of all series affected by such supplemental indenture (voting as one class), evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series to be affected; provided that no such supplemental indenture shall (a) extend the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of interest, or reduce any amount payable on redemption thereof or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, (b) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected, or (c) modify the provisions of the Indenture relating to the Company’s obligation to repurchase Securities (i) upon the occurrence of a Change in Control, or (ii) on a Repurchase Date.

It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, prior to any declaration accelerating the maturity of such Securities, the Holders of a majority in aggregate principal amount Outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all the affected series or all the Securities, as the case may be) may on behalf of the Holders of all the Securities of such series (or all the affected series or all the Securities, as the case may be) waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of, premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

So long as this Note is registered in the name of the Depository Trust Company (“DTC”) or its nominee (in such registered form, a “global security”), ownership of beneficial interests by participants herein will be shown on, and the transfer of that ownership interest will be effected only through records maintained by DTC or its nominee therefor. Owners of beneficial interests herein will not be entitled to have this Note, when represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holder thereof. A global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of or a nominee of such successor. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, Notes will be issued in definitive registered form in exchange for the global security representing such Notes. The Company may at any time and in its sole discretion determine not to have any Notes represented by one or more global securities and, in such event, will issue Notes in definitive form in exchange for all of the global securities representing such Notes.

Upon due presentment for registration of transfer of a Note in definitive form at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit A

FORM OF REPURCHASE NOTICE

To: Gannett Co., Inc.

The undersigned registered holder of this Security requests and instructs Gannett Co., Inc. to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, on the date specified below, in accordance with the terms and conditions referred to in this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof be made, and any Securities representing the portion of principal amount hereof not to be so repurchased, be issued and delivered, to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. This Security shall be repurchased as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address

Certificate number of Security (if applicable):

Principal amount to be repurchased (if less than all): $            ,000

Principal amount not being repurchased (if less than all): $            ,000

Date of requested repurchase: July 15, 20

(specify either 2008, 2009, 2012, 2017, 2022, 2027 or 2032)

Exhibit B

FORM OF OPTION TO ELECT REPURCHASE

UPON A CHANGE IN CONTROL

To: Gannett Co., Inc.

The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Gannett Co., Inc. as to the occurrence of a Change in Control and requests and instructs Gannett Co., Inc. to repurchase this Security, or the portion hereof (which is $1,000 principal amount or a multiple thereof) designated below, in accordance with the terms of this Security and the Indenture referred to in this Security and directs that the payment for this Security or the portion thereof be made, and any Securities representing any unrepurchased principal amount hereof be issued and delivered, to the registered holder hereof unless a different name has been indicated below. If any portion of this Security not repurchased is to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto. This Security shall be repurchased as of the Change in Control Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s)

Fill in for registration of Securities not repurchased if to be issued other than to and in the name of registered holder:

(Name)

(Street Address)

(City, state and zip code)
Please print name and address

Certificate number of Security (if applicable):

Principal amount to be repurchased (if less than all): $            ,000

Principal amount not being repurchased (if less than all): $            ,000

Exhibit C

FORM OF CONVERSION NOTICE

ASSIGNMENT FORM	CONVERSION NOTICE

To assign this Security, fill in the form below:	To convert this Security for Cash, Common Stock of the Company or a combination thereof, check the box ☐

I or we assign and transfer this Security to
To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)	If you want the stock certificate, if any, made out in another person’s name fill in the form below:

and irrevocably

appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.	(Insert the other person’s soc. sec. or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Date:

Your Signature:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)	(Sign exactly as your name appears on the other side of this Security)

Signature Guaranteed	Signature Guaranteed

Participant in a Recognized Signature Guarantee Medallion Program	Participant in a Recognized Signature Guarantee Medallion Program

By:		By:
	Authorized Signatory		Authorized Signatory